UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 4, 2009
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 2, 2009, Kent Smith was appointed the Chief Financial Officer and Senior Vice President of Pacific Premier Bancorp, Inc. (the “Company”) and Pacific Premier Bank (the “Bank”).  Mr. Smith’s base salary will be $175,000 per year.

Mr. Smith brings over 20 years of professional accounting experience to the Company and Bank.  Prior to joining the Company and Bank, Mr. Smith, age 47, was employed by Downey Savings and Loan Association, F.A. (“Downey Savings”) for the last 17 years beginning in 1992.  From 2001 through 2009, Mr. Smith served as Downey Savings’ Controller and Senior Vice President.  Prior to holding the Controller position at Downey Savings, Mr. Smith held various accounting and internal audit positions at Downey Saving’s.  Prior to joining Downey Savings, Mr. Smith was employed by Farwest Savings and Loan as a Loan Accounting Manager and by Deloitte and Touche as a Senior Accountant.  Mr. Smith holds a Bachelor of Arts in Accounting from Brigham Young University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PACIFIC PREMIER BANCORP, INC.

Dated:  September 4, 2009                               By:         /s/ STEVEN R. GARDNER
     Steven R. Gardner
     President and Chief Executive Officer